CUSTODIAN AGREEMENT
AMENDED SCHEDULE D
DATED: FEBRUARY 14, 2011
Fund Listing
Domestic Funds
Existing (as of 12/31/09)
American Beacon Balanced Fund
American Beacon Large Cap Value Fund
American Beacon Intermediate Bond Fund
American Beacon Short-Term Bond Fund
American Beacon Master Trust Money Market Portfolio
American Beacon U.S. Government Select Fund
American Beacon Small Cap Value Fund
American Beacon Large Cap Growth Fund
American Beacon High Yield Bond Fund
American Beacon Retirement Income and Appreciation Fund
American Beacon Treasury Inflation Protected Securities Fund
American Beacon Mid-Cap Value Fund
New Funds (start date after 1/1/10)
American Beacon Zebra Small Cap Equity Fund
American Beacon Zebra Large Cap Equity Fund
American Beacon Evercore Small Cap Equity Fund
American Beacon SiM High Yield Opportunities Fund
American Beacon Small Cap Value IT Fund
International Funds
American Beacon Global Real Estate Fund
American Beacon International Equity Fund
American Beacon Emerging Markets Fund
Feeder Funds
American Beacon S&P 500 Index Fund
American Beacon International Equity Index Fund
American Beacon Small Cap Index Fund